Exhibit 10.4

FORM OF LOCK-UP AGREEMENT

July 23, 2024

Pieris Pharmaceuticals, Inc.
225 Franklin Street, 26th Floor

Boston, MA 02110

Palvella Therapeutics, Inc.
125 Strafford Ave.
Wayne, PA 19087

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that Pieris Pharmaceuticals, Inc., a Nevada corporation (“Public Company”), has entered into an Agreement and Plan of Merger, dated as of July 23, 2024 (as the same may be amended from time to time, the “Merger Agreement”) with Polo Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Public Company, and Palvella Therapeutics, Inc. a Delaware corporation, a Delaware corporation (“Merger Partner”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

As a condition and inducement to Public Company and Merger Partner to enter into the Merger Agreement and to consummate the transactions contemplated thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of Public Company and Merger Partner, the undersigned will not, during the period commencing upon the Closing and ending on the date that is 180 days after the Closing Date (the “Restricted Period”):

(1) offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, grant any proxies or powers of attorney, or otherwise transfer or dispose of (or enter into any transaction that is designed to, or could reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any Person in privity with the undersigned or any affiliate of the undersigned), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, directly or indirectly, any shares of Public Company Common Stock or any securities convertible into or exercisable or exchangeable for Public Company Common Stock (including without limitation, Public Company Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities of Public Company which may be issued upon exercise or vesting, as applicable, of an option, warrant, restricted stock award or restricted stock unit, in each case to purchase, receive in the future or otherwise acquire Public Company Common Stock (collectively, “Public Company Equity Rights”)) that are currently or hereafter owned by the undersigned (collectively, the “Undersigned’s Shares”);

(2) enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares regardless of whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Public Company Common Stock or other securities, in cash or otherwise;

(3) make any demand for, or exercise any right with respect to, the registration of any shares of Public Company Common Stock or Public Company Equity Rights (other than (i) such rights set forth in the Merger Agreement and (ii) the exercise of piggyback registration rights in connection with any secondary underwritten public offering of the Public Company Common Stock); or

(4) publicly disclose the intention to do any of the foregoing.

The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a)         transfers of the Undersigned’s Shares:

(1) if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of Law, (C) as a bona fide gift or a charitable contribution, (D) by operation of Law pursuant to a qualified domestic order or in connection with a divorce settlement or (E) to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any such Family Member(s);

(2) if the undersigned is a corporation, partnership, limited liability company or other entity, (A) to another corporation, partnership, or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities that control or manage, are under common control or management with, or are controlled or managed by the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by or under common control with such manager or managing member or general partner or management company as the undersigned), (B) as a distribution or dividend to equity holders, current or former general or limited partners, members or managers (or to the estates of any of the foregoing), as applicable, of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders), (C) as a bona fide gift or a charitable contribution or (D) transfers or dispositions not involving a change in beneficial ownership; or

(3) if the undersigned is a trust, to any grantors or beneficiaries of the trust;

provided that, in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Public Company a lock-up agreement in the form of this Lock-Up Agreement with respect to the shares of Public Company Common Stock or Public Company Equity Rights;

(b)         the exercise or settlement of any Public Company Equity Rights (including a net or cashless exercise), and any related transfer of shares of Public Company Common Stock to Public Company for the purpose of paying the exercise price of such Public Company Equity Rights or for paying taxes (including estimated taxes or tax withholding obligations) due as a result of such exercise; provided that, for the avoidance of doubt, the underlying shares of Public Company Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

(c)         the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Public Company Common Stock; provided that such plan does not provide for any transfers of Public Company Common Stock during the Restricted Period;

(d)         transfers by the undersigned of shares of Public Company Common Stock purchased by the undersigned on the open market or in a public offering by Public Company, in each case following the date of the Merger Agreement, provided that no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition (whether on Form 4, Form 5 or otherwise) during the Restricted Period;

(e)         pursuant to a bona-fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Public Company’s capital stock involving a change of control of Public Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement;

(f)         pursuant to an order of a Governmental Entity, provided that no filing by any party under the Exchange Act shall be voluntarily made or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Period and in respect of a required filing, the undersigned shall include a statement in such required filing to the effect that the disposition relates to the circumstances described in this paragraph (f);

or

(h)         consented to by the Merger Partner and Public Company.

and provided, further, that, with respect to each of (a), (b), and (c), above, no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Period (other than (x) any exit filings or public announcements that may be required under applicable federal and state securities Laws, (y) in respect of a required filing under the Exchange Act in connection with the exercise or the net settlement of any Public Company Equity Right, settled in Public Company Common Stock, that would otherwise expire during the Restricted Period, provided that reasonable notice shall be provided to Public Company prior to any such filing or (z) in respect of a required filing under the Exchange Act regarding the establishment or existence of a 10b5-1 plan, provided that such required filing shall include a statement that sales under such 10b5-1 plan will not occur until after the expiration of the Restricted Period) and provided further that the undersigned shall include a statement in such required filing to the effect that the disposition relates to the exercise or vesting, as applicable, of an option, warrant, restricted stock award or restricted stock unit, and that the shares of Common Stock received upon exercise or vesting are subject to the restrictions of this Agreement.

Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of Public Company. In furtherance of the foregoing, the undersigned agrees that Public Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. Public Company may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Public Company Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE

SUBJECT TO AND MAY ONLY BE TRANSFERRED IN

COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY

OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Merger Agreement is terminated for any reason, this Lock-Up Agreement will automatically terminate, and the undersigned shall be released from all of his, her or its obligations under this Lock-Up Agreement. The undersigned understands that Public Company is proceeding with the transactions contemplated by the Merger Agreement in reliance upon this Lock-Up Agreement. This Lock-Up Agreement will automatically terminate, and the undersigned will be released from all of his, her or its obligations hereunder, upon March 31, 2025 in the event that transactions contemplated by the Merger Agreement have not been consummated by such date.

Any and all remedies herein expressly conferred upon Public Company will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity, and the exercise by Public Company of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to Public Company in the event that any provision of this Lock-Up Agreement was not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that Public Company shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Public Company is entitled at Law or in equity, and the undersigned waives any bond, surety or other security that might be required of Public Company with respect thereto.

In the event that any holder of Public Company’s securities that are subject to a substantially similar agreement entered into by such holder, other than the undersigned, is permitted by Public Company to sell or otherwise transfer or dispose of shares of Public Company Common Stock for value other than as permitted by this or a substantially similar agreement entered into by such holder, the same percentage of shares of Public Company Common Stock held by the undersigned on the date of such release or waiver as the percentage of the total number of outstanding shares of Public Company Common Stock held by such holder on the date of such release or waiver that are subject of such release or waiver shall be immediately and fully released on the same terms from any remaining restrictions set forth herein (the “Pro-Rata Release”); provided, however, that such Pro-Rata Release shall not be applied unless and until permission has been granted by Public Company to an equity holder or equity holders to sell or otherwise transfer or dispose of all or a portion of such equity holders shares of Public Company Common Stock in an aggregate amount in excess of 1% of the total number of shares of Public Company Common Stock originally subject to a substantially similar agreement. The Public Company shall notify the undersigned within two (2) business days prior to the effective date of a release of any holder of Public Company Common Stock of such holder’s obligations under a lock-up or substantially similar agreement that gives rise to a Pro-Rata Release.

Upon the release of any of the Undersigned’s Shares from this Lock-Up Agreement, Public Company will cooperate with the undersigned to facilitate the timely preparation and delivery of certificates representing the Undersigned Shares without the restrictive legend above or the withdrawal of any stop transfer instructions by virtue of this Lock-Up Agreement.

This Lock-Up Agreement and all matters, claims, counterclaims, or causes of action (whether in contract, tort, statute, or otherwise) arising out of or relating to this Lock-Up Agreement and the transactions contemplated hereby (including its interpretation, construction, performance and enforcement), or the actions of any party in the negotiation, administration, performance, or enforcement of this Lock-Up Agreement (collectively, “Relevant Matters”) shall be governed by and construed in accordance with the Laws of the state of Delaware, without regard to the conflict of Laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware. For the avoidance of doubt, all matters relating to the internal affairs of Public Company (including the fiduciary duties of its directors and officers) shall be governed by the internal Laws of the State of Nevada without giving effect to any choice or conflict of Law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Nevada.

EACH OF THE PARTIES TO THIS LOCK-UP AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER.

Each of the parties to this Lock-Up Agreement (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a state or federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating any Relevant Matter, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to any Relevant Matter in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in the paragraph immediately below. Nothing in this paragraph, however, shall affect the right of any party to serve legal process in any other manner permitted by Law.

All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) (i) three Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable overnight courier service, in each case to the intended recipient as follows: (A) if to Public Company, to the address, electronic mail address or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and/or (B) if to the Stockholder, to the Stockholder’s address, electronic mail address or facsimile shown below Stockholder’s signature to this Lock-Up Agreement.

Any term or provision of this Lock-Up Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Lock-Up Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by Public Company and the undersigned by facsimile or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Very truly yours, Print Name of Stockholder:

Signature (for individuals):

Signature (for entities):

By:
Name:
Title:

Accepted and Agreed

by Pieris Pharmaceuticals, Inc.

By:

Name: Stephen S. Yoder

Title: Chief Executive Officer

[Signature Page to Lock-Up Agreement]